Second Amendment

To

General Partnership Agreement

This Second Amendment to General Partnership Agreement (the "Amendment") is made and entered into, effective as of November 27, 2012 (the "Effective Date"), by and among EnerJex Resources, Inc., a Nevada corporation ("EnerJex"), and Viking Energy Partners, LLC, a Texas limited liability company ("Viking"); and FL Oil Holdings, LLC, a Florida limited liability company ("FL Oil" and, together with Viking, individually an "Investor Partner" and together the "Investor Partners"), with reference to the following facts:

Recitals:

A.           The Partners are the sole Partners of Rantoul Partners, a Delaware general partnership (the "Partnership"), which was formed and exists pursuant to that certain General Partnership Agreement by and among the Partners dated as of December 14, 2011 (the "Partnership Agreement").

B.           The Partners executed that certain First Amendment To General Partnership Agreement (the “First Amendment”) dated as of March 30, 2012, pursuant to which Viking was granted the option to make a Capital Contribution to the Partnership of $650,000 on December 1, 2012 in exchange for an additional 3.25% Percentage Interest in the Partnership.

C.           EnerJex has complied with Section 3.2(e) of the Partnership Agreement to the satisfaction of the Investor Partners.

D.           Viking has agreed to make, on November 27, 2012, the $650,000 Capital Contribution that it had the option to make on December 1, 2012, and EnerJex has agreed to convey to Viking the corresponding 3.25% Percentage Interest in the Partnership effective as of November 1, 2012.

E.           The Partners have agreed to execute this Amendment in order to reflect the foregoing facts and to amend and restate Exhibit A to the Partnership Agreement.

F.           All capitalized terms that appear in this Amendment and are not defined herein shall have the respective meanings ascribed thereto in the Partnership Agreement.

Agreements:

Now, Therefore, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.           Compliance. The Partners acknowledge and agree that EnerJex has complied with Section 3.2(e) of the Partnership Agreement to the satisfaction of the Investor Partners.

2.           Amendment of Partnership Agreement.

2.1           Modification of Scheduled Capital Contribution by Viking. Viking hereby agrees that in lieu of its scheduled Capital Contribution pursuant to Section 1.4(b) of the First Amendment, Viking will make a Capital Contribution to the Partnership in the amount of Six Hundred Fifty Thousand Dollars ($650,000) on November 27, 2012 with respect to the Rantoul Project Assets.

2.2           Amendment of Exhibit A. Exhibit A to the Partnership Agreement is hereby amended and restated to read as set forth on Exhibit A to this Amendment, which revised Exhibit reflects the change described in Section 2.1 above.

3.           Ratification. Except as expressly modified by Section 2, above, the Partnership Agreement is hereby ratified and confirmed and shall remain in full force and effect.

4.           Miscellaneous. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original agreement, and all of which taken together shall constitute one agreement, notwithstanding that all of the parties are not signatories to the original or the same counterpart. A copy of this Amendment that is executed by a party and transmitted by that party to the other party by facsimile or as an attachment (e.g., in “.tif” or “.pdf” format) to an email shall be binding upon the signatory to the same extent as a copy hereof containing that party’s original signature.

[Signatures appear on following page.]

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In Witness Whereof, the undersigned have executed this Partnership Agreement effective as of the date set forth above.

“EnerJex”	“Viking:”

EnerJex Resources, Inc., a Nevada corporation	Viking Energy Partners, LLC, a Texas limited liability company

By	By
Robert Watson, Jr., Chief Executive Officer	William R. Kruse, Manager

“FL Oil:”

FL Oil Holdings, LLC, a Florida limited liability company

By
Robert R. Lucas, Managing Member

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Exhibit A

Partner Invested Capital and Percentage Interests

Table A-1

Initial Contributions: December 14, 2011

Partner	Initial Invested Capital	Initial Percentage Interest
EnerJex Resources, Inc.	$15,000,000	88.250%
Viking Energy Partners, LLC	$2,000,000	10.000%
FL Oil Holdings, LLC	$350,000	1.750%

TOTAL	$17,350,000	100.00%

Table A-2

Additional Contributions Due April 1, 2012

Partner	Additional Capital Contribution Due from Partner on April 1, 2012	Invested Capital After Contributions	Percentage Interest after Contribution
EnerJex Resources, Inc.	-0-	$15,000,000	83.250%
Viking Energy Partners, LLC	$1,000,000	$3,000,000	15.000%
FL Oil Holdings, LLC	-0-	$350,000	1.750%

TOTAL	$1,000,000	$18,350,000	100.000%

Exhibit A, Page 1

Table A-3

Additional Contributions Due May 1, 2012

Partner	Additional Capital Contribution Due from Partner	Invested Capital After Contribution	Percentage Interest after Contribution
EnerJex Resources, Inc.	-0-	$15,000,000	78.250%
Viking Energy Partners, LLC	$1,000,000	$4,000,000	20.000%
FL Oil Holdings, LLC	-0-	$350,000	1.750%

TOTAL	$1,000,000	$19,350,000	100.000%

Table A-4

Additional Contributions Due November 27, 2012

Partner	Additional Capital Contribution Due from Partner	Invested Capital After Contribution	Percentage Interest after Contribution
EnerJex Resources, Inc.	-0-	$15,000,000	75.000%
Viking Energy Partners, LLC	$650,000	$4,650,000	23.250%
FL Oil Holdings, LLC	-0-	$350,000	1.750%

TOTAL	$650,000	$20,000,000	100.000%

Exhibit A, Page 2